Exhibit 99.1

Investor Relations Contact:

Lippert / Heilshorn & Associates

Kirsten Chapman / Dahlia Bailey

(415) 433-3777

kchapman@lhai.com / dbailey@lhai.com

AXESSTEL ANNOUNCES THIRD QUARTER 2007 PRELIMINARY RESULTS

- Data Products Contribute over 60% of Revenues for Quarter -

- Announces Financing Activities to Raise Working Capital -

- Restructures to Reduce Expenses and Drive Profitability for 2008 -

- Provides 2008 Outlook -

SAN DIEGO, CA – November 2, 2007 – Axesstel, Inc. (AMEX: AFT) today pre-announced results for the third quarter ended September 30, 2007, reviewed its outlook for 2007 and provided initial guidance for 2008.

Financial Results

Revenue for the third quarter is preliminarily estimated at approximately $15.4 million, compared to $28.0 million in the second quarter of 2007. Revenue for third quarter was affected by a number of factors. The fixed wireless phone business in Asia continued to be marked by intense price competition with low profit margin. The company experienced shipping delays for some products due to software customization for several new customers. Finally, longer payment cycles resulting from a heavier concentration of revenue from South America impacted working capital. Axesstel has taken steps to finance those receivables, but slow payments to the company's principal contract manufacturer resulted in shipment delays at the end of the third quarter and beginning of the fourth quarter.

Revenue continued to shift to the company's data modem business, which accounted for approximately $9.9 million, or 64 percent of total revenue. As of October 31, 2007, the company had a backlog of approximately $22 million, of which an estimated $15 million is data modems.

“Our data business continues to grow aggressively at good margins; we expect it to contribute between $40.0 million and $45.0 million in 2007, up from $26.0 million last year and $5.0 million in 2005,” said Marv Tseu, chief executive officer of Axesstel. “We intend to continue our excellent performance in data modem growth, and in 2008, we expect data modem revenue to grow by 50 percent or better.”

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“We continue to experience strong demand in our phone business in Latin America and EMEA with margins in the mid to high teens. However, in regions such as Asia, pricing has become difficult with competitors trying to build volume by taking business at marginal cost. We are not willing to buy revenue at zero or negative margins, even though this has affected our total revenue for 2007.”

Operating expenses for the period include approximately $700,000 of legal and professional fees associated with a failed acquisition in the machine to machine (M2M) market space. Overall, net losses for the period are expected to be in the $3.0 million to $3.5 million range.

Financings

“The very tight and difficult credit market affected the results for our third quarter 2007,” added Tseu. “The time it took to complete a financing package for our Venezuelan receivables had an impact on our working capital, which resulted in our inability to manufacture inventory for sale. In addition, we were on the verge of completing a very strategic acquisition, but in the end we were not able to finalize the transaction due to the difficult financing environment.”

Effective October 30th, the company entered into a financing arrangement that will provide up to $8.5 million working capital through the issuance of short-term debt. The debt is to be repaid from payments made on the company's Venezuelan receivables. A summary of the financing terms, as well as copies of the financing agreements are being filed in a Form 8-K with the Securities and Exchange Commission. Merriman Curhan Ford & Co. (AMEX: MEM) acted as sole placement agent and advisor in this transaction.

“This financing, together with recent improvements with our Venezuelan collections, solidifies our working capital position and enables us to continue executing our business plan. Additionally, we will continue to evaluate other financing opportunities,” Tseu concluded.

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Guidance

The company revised its guidance for the year and now expects revenue to be in the $85 million to $90 million range. The company's initial guidance for 2008 is revenue of $100.0 million to $115.0 million. Additionally, the company believes data products will contribute more than $60.0 million in revenues and will exceed phone revenues for the first time on an annualized basis.

Associated with the shift in product line mix, the company has begun a move to an outsourced design and manufacturing (ODM) strategy for its phones business. This enables the company to reduce fixed expense in engineering, operations and overhead associated with the phones business. The process of reducing work force and other expenses related to the phones business started in October in preparation for the 2008 year. These savings are intended to improve operating and net income in 2008, and the company expects this will enable it to generate operating margins of 3 percent to 5 percent.

“Although we have had a difficult few months, we believe that the Axesstel business is strong and well positioned for 2008. Our sales force has been significantly diversified around the world and we are seeing expansion in our customer base. Additionally, our data revenues are growing dramatically in every region of the world. This is creating a better balance to our revenue at very good margins. We look forward to a profitable 2008,” said Tseu.

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to revenues, margins and profitability as well as anticipated cost reductions, manufacturing efficiencies, expected product introductions, and potential customers and markets which may affect future results and future viability. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important factors. Those factors include, but are not limited to, the risk of delays in the adoption of new technologies in developing markets; the lack of continued acceptance or growth of fixed wireless products in target markets; the possibility that networks that can support our broadband products will not be widely deployed; competition for contracts with our large telecommunication carrier customers; the risks of dependence on a limited number of those customers; the requirement for end users to accept our products and technologies; our dependence on limited or sole source suppliers;

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the possibility of unforeseen manufacturing difficulties; and other risk factors and information contained in Axesstel's filings with the Securities and Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards, and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel's products; Axesstel's need to gain market acceptance for its products; Axesstel’s need to attract and retain skilled personnel; potential intellectual property-related litigation, and Axesstel's dependence on a few significant customer. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.

About Axesstel, Inc.

Axesstel (AMEX:AFT) is a recognized industry leader in the design and development of fixed wireless voice and broadband data products. Axesstel’s best in class product portfolio includes wireless web computers, broadband modems, 3G gateways, fixed wireless desktop phones, and public call office phones for access to online computing, high-speed data and voice calling services. The company delivers innovative fixed wireless solutions to leading telecommunications operators and distributors worldwide. Axesstel is headquartered in San Diego, California with a research and development center in Seoul, South Korea. For more information on Axesstel, visit www.axesstel.com.

© 2007 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

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